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                                                                   Exhibit 4.3


                            PAINE WEBBER GROUP INC.
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                       Non-Employee Directors' Stock Plan
                             Notice of Stock Grant
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Under the Paine Webber Group Inc. Non-Employee Directors' Stock Plan (the
"Plan"), Paine Webber Group Inc. has granted to you, the Participant, 375 shares of Paine Webber Group Inc. common stock, par value of $1.00 per share. This grant is subject to all of the terms and provisions of the Plan. In addition, this grant is subject to deferral in accordance with the terms of the Plan and any deferral election filed by you with Paine Webber Group Inc. and in effect at the date of grant.

1.      PARTICIPANT:

        Name
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        Address
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        Social Security Number
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2.      DATE OF GRANT:

                      May 5, 1994
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                                          PAINE WEBBER GROUP INC.


Date:                                     By:
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